Exhibit 99.1

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany

Consolidated financial statements for the fiscal
years ended September 30, 2016 and 2015

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2016 AND 2015

Report of Independent Auditors

To the Management Board of WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany

We have audited the accompanying consolidated financial statements of WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany, and its subsidiaries, which comprise the consolidated balance sheets as of September 30, 2016 and September 30, 2015, and the related consolidated income statements, the notes to the consolidated financial statements, the cash flow statements and the statements of changes in equity for the years then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Germany; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany, and its subsidiaries as of September 30, 2016, and September 30, 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in Germany.

Emphasis of Matter

Accounting principles generally accepted in Germany vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 8 to the consolidated financial statements.

Osnabrück, December 21, 2016

PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

/s/ Thomas Dräger	/s/ ppa. Christoph Hölscher
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Consolidated balance sheets as of September 30, 2016 and 2015

	September 30, 2016	September 30, 2015
Assets
A. Fixed assets
I. Intangible assets
1. Internally generated industrial and similar rights and assets	€9,452,698.09	€4,674,212.09
2. Purchased franchises, industrial rights and similar rights and assets, and licenses in such rights and assets	6,955,200.35	6,522,256.24
3. Goodwill	11,228,792.17	12,489,255.47
	27,636,690.61	23,685,723.80
II. Property, plant and equipment
1. Land, land rights and buildings, including buildings on third-party land	13,082,699.27	13,190,686.25
2. Plant and machinery	6,675,176.63	5,182,542.80
3. Other equipment, furniture and fixtures	2,138,594.69	1,959,880.38
4. Prepayments and assets under construction	5,654,925.40	4,450,144.02
	27,551,395.99	24,783,253.45
III. Financial assets
Equity investments	2.00	2.00
	55,188,088.60	48,468,979.25
B. Current assets
I. Inventories
1. Raw materials, consumables and supplies	6,744,563.95	4,936,331.08
2. Work in process	7,586,813.77	4,809,908.30
3. Finished goods and merchandise	10,528,581.14	8,038,436.31
4. Prepayments	92,269.46	24,844.81
	24,952,228.32	17,809,520.50
II. Receivables and other assets
1. Trade receivables	10,359,575.04	9,532,124.87
2. Other assets	6,403,564.65	5,724,342.05
	16,763,139.69	15,256,466.92
III. Cash on hand, bank balances and checks	6,716,242.58	8,253,452.28
	48,431,610.59	41,319,439.70
C. Prepaid expenses	767,641.01	717,267.23
D. Capital deficit	87,112,069.72	86,034,833.28
	€191,499,409.92	€176,540,519.46

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Consolidated balance sheets as of September 30, 2016 and 2015 (continued)

	September 30, 2016	September 30, 2015
Equity and Liabilities
A. Equity
I. Subscribed capital	€348,981.00	€348,981.00
II. Capital reserves	232,897.04	232,897.04
III. Currency translation/exchange differences	(278,675.46)	(99,272.94)
IV. Minority interests	(517,488.07)	(131,950.09)
V. Loss carryforward	(86,385,488.29)	(81,947,316.70)
VI. Consolidated net loss for the year	(512,295.94)	(4,438,171.59)
VII. Capital deficit	87,112,069.72	86,034,833.28
	—	—
B. Provisions
1. Provisions for pensions and similar obligations	3,632,565.59	3,444,094.67
2. Tax provisions	396,435.83	302,116.51
3. Other provisions	17,312,431.98	15,052,049.07
	21,341,433.40	18,798,260.25
C. Liabilities
1. Liabilities to banks	45,305,215.90	46,867,715.90
2. Trade payables	15,374,792.59	9,880,520.40
3. Liabilities to shareholders	97,628,475.85	95,947,533.22
4. Other liabilities (thereof from taxes €1,209,702.87 and €932,334.28 as of September 30, 2016 and 2015, respectively) (thereof for social security €349,112.97 and €321,289.68 as of September 30, 2016 and 2015, respectively)	8,280,466.70	3,099,777.21
	166,588,951.04	155,795,546.73
D. Deferred income	1,169,934.25	12,897.35
E. Deferred tax liabilities	2,399,091.23	1,933,815.13
	€191,499,409.92	€176,540,519.46

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Consolidated income statements for the fiscal years ended
September 30, 2016 and 2015

	Fiscal year ended September 30,
	2016	2015
1. Revenue	€208,322,448.14	€189,913,619.10
2. (Increase) decrease in finished goods and work in process	(2,442,530.64)	1,365,050.05
3. Other own work capitalized	9,501,172.96	8,178,243.00
4. Other operating income	1,579,288.44	1,359,020.51
5. Cost of materials
a) Cost of raw materials, consumables and supplies and of purchased merchandise	102,143,855.37	97,809,581.55
b) Cost of purchased services	12,044,632.31	8,260,443.07
6. Personnel expenses
a) Wages and salaries	46,330,099.31	42,374,673.98
b) Social security, pensions and other benefit costs (thereof for old-age pensions: €1,398,775.27 and €1,532,261.86 for the fiscal year ended September 30, 2016 and 2015, respectively)	9,849,544.25	9,221,497.93
7. Amortization of intangible assets and depreciation of property, plant and equipment	6,690,306.37	5,990,404.17
8. Other operating expenses	33,102,735.69	29,157,272.91
9. Other interest and similar income	7,981.32	3,697.32
10. Interest and similar expenses	4,762,954.59	8,514,014.07
11. Result from ordinary activities	2,044,232.33	(508,257.70)
12. Extraordinary expenses/extraordinary result	(1,640,455.79)	(2,210,399.50)
13. Income taxes (thereof from the change in deferred taxes: €465,276.10 and €1,280,500.42 for the fiscal years ended September 30, 2016 and 2015, respectively)	1,170,804.16	1,691,512.93
14. Other taxes	130,385.82	176,083.96
15. Consolidated net loss for the year	(897,413.44)	(4,586,254.09)
16 Minority interests	(385,117.50)	(148,082.50)
17. Consolidated net loss for the year	€(512,295.94)	€(4,438,171.59)

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Consolidated statements of cash flows for the fiscal years ended
September 30, 2016 and 2015

	Fiscal year ended September 30,
	2016	2015
	(euros in thousands)
Consolidated net loss for the year	€(897)	€(4,586)
Amortization, depreciation and write-downs of fixed assets	6,690	5,990
Increase (decrease) in long-term and mid-term provisions	280	(9)
Cash Flow According to DVFA/SG	6,073	1,395
Gain from the disposal of fixed assets	(20)	(153)
Increase (decrease) in short-term provisions	2,170	(452)
(Increase) decrease in inventories, trade receivables and other assets that cannot be allocated to investing or financing activities	(11,925)	345
Increase in trade payables and other liabilities that cannot be allocated to investing or financing activities	10,672	3,669
Expenses from extraordinary items	1,640	—
Income tax expense	1,171	—
Interest income received	4,755	—
Income tax payments	12	—
Cash paid for extraordinary items	(1,640)	—
Cash Flows from Operating Activities	12,908	4,804
Cash paid for investments in intangible assets	(6,972)	(6,074)
Cash received from disposals of intangible assets	197	600
Cash paid for investments in property, plant and equipment	(6,591)	(5,930)
Cash received from disposals of property, plant and equipment	(43)	—
Interest received	8	—
Cash Flows used for Investing Activities	(13,401)	(11,404)
Cash received from capital increases	—	233
Cash repayments of loans	(1,563)	(1,843)
Cash received from subsidies/grants	1,160	—
Cash received from shareholder loans	—	9,768
Change of financing from factoring	2,620	3,459
Interest paid	(3,082)	—
Cash Flows (used for) from Financing Activities	(865)	11,617
Change in Cash and Cash Equivalents	(1,358)	5,017
Change in cash and cash equivalents due to exchange rates	(179)	—
Cash and cash equivalents at the beginning of the fiscal year	8,253	3,236
Cash and Cash Equivalents at the End of the Fiscal Year	€6,716	€8,253
Cash and cash equivalents break down as follows:

	September 30, 2016	September 30, 2015
	(euros in thousands)
Cash on hand and checks	€65	€—
Bank balances (current accounts)	6,651	8,253
	€6,716	€8,253

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Consolidated statements of shareholders' equity for the fiscal years ended
September 30, 2016 and 2015

	Parent company					Minority interests	Consolidated equity
	Subscribed capital	Capital reserves	Earned group equity	Accumulated other comprehensive income	Equity of parent company	Equity of minority interests
				Currency translation reserve
As of September 30, 2014	€116,327.00	€232,897.04	€(81,947,316.70)	€(175,543.22)	€(81,773,635.88)	€14,941.01	€(81,758,694.87)
Issue of shares	232,654.00	—	—	—	232,654.00	—	232,654.00
Other changes	—	—	—	76,270.28	76,270.28	1,191.40	77,461.68
Consolidated net loss for the year	—	—	(4,438,171.59)	—	(4,438,171.59)	(148,082.50)	(4,586,254.09)
As of September 30, 2015	€348,981.00	€232,897.04	€(86,385,488.29)	€(99,272.94)	€(85,902,883.19)	€(131,950.09)	€(86,034,833.28)
Other changes	—	—	—	(179,402.52)	(179,402.52)	(420.48)	(179,823.00)
Consolidated net loss for the year	—	—	(512,295.94)	—	(512,295.94)	(385,117.50)	(897,413.44)
As of September 30, 2016	€348,981.00	€232,897.04	€(86,897,784.23)	€(278,675.46)	€(86,594,581.65)	€(517,488.07)	€(87,112,069.72)

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Consolidated statement of changes in fixed assets
for the fiscal year ended September 30, 2016

	Acquisition and production cost
	October 1, 2015	Addition	Reclassifications	Disposal	Exchange rate differences	Changes in the basis of consolidation	September 30, 2016
Intangible assets
1. Internally generated industrial rights and similar rights and assets	€5,023,508.98	€5,400,804.00	€—	€—	€—	€—	€10,424,312.98
2. Purchased franchises, industrial rights and similar rights and assets, and licenses in such rights and assets	59,822,285.42	1,576,126.31	5,058.29	208,644.81	(1,059.09)	—	61,193,766.12
3. Goodwill	52,741,334.21	—	—	—	(9,595.05)	—	52,731,739.16
	117,587,128.61	6,976,930.31	5,058.29	208,644.81	(10,654.14)	—	124,349,818.26
Property, plant and equipment
1. Land, land rights and buildings, including buildings on third-party land	15,004,388.90	481,802.80	—	15,629.76	(67,324.20)	—	15,403,237.74
2. Plant and machinery	13,734,461.26	3,349,004.94	625,430.65	469,431.93	(26,204.06)	—	17,213,260.86
3. Other equipment, furniture and fixtures	5,805,917.87	975,394.51	59,914.47	90,022.84	(11,731.39)	—	6,739,472.62
4. Prepayments and assets under construction	4,450,144.02	1,895,184.79	(690,403.41)	—	—	—	5,654,925.40
	38,994,912.05	6,701,387.04	(5,058.29)	575,084.53	(105,259.65)	—	45,010,896.62
Financial assets
Equity investments	2.00	—	—	—	—	—	2.00

	€156,582,042.66	€13,678,317.35	€—	€783,729.34	€(115,913.79)	€—	€169,360,716.88

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Consolidated statement of changes in fixed assets
for the fiscal year ended September 30, 2016 (continued)

	Amortization, depreciation and write-downs							Net book values
	October 1, 2015	Addition	Reclassifications	Disposal	Exchange rate differences	Changes in the basis of consolidation	September 30, 2016	September 30, 2016	September 30, 2015
Intangible assets
1. Internally generated industrial rights and similar rights and assets	€349,296.89	€622,318.00	€—	€—	€—	€—	€971,614.89	€9,452,698.09	€4,674,212.09
2. Purchased franchises, industrial rights and similar rights and assets, and licenses in such rights and assets	53,300,029.18	947,742.26	—	8,593.35	(612.32)	—	54,238,565.77	6,955,200.35	6,522,256.24
3. Goodwill	40,252,078.74	1,253,999.73	—	—	(3,131.48)	—	41,502,946.99	11,228,792.17	12,489,255.47
	93,901,404.81	2,824,059.99	—	8,593.35	(3,743.80)	—	96,713,127.65	27,636,690.61	23,685,723.80
Property, plant and equipment
1. Land, land rights and buildings, including buildings on third-party land	1,813,702.65	544,754.63	—	15,629.72	(22,289.09)	—	2,320,538.47	13,082,699.27	13,190,686.25
2. Plant and machinery	8,551,918.46	2,470,505.31	—	458,046.67	(26,292.87)	—	10,538,084.23	6,675,176.63	5,182,542.80
3. Other equipment, furniture and fixtures	3,846,037.49	850,986.44	—	89,945.74	(6,200.26)	—	4,600,877.93	2,138,594.69	1,959,880.38
4. Prepayments and assets under construction	—	—	—	—	—	—	—	5,654,925.40	4,450,144.02
	14,211,658.60	3,866,246.38	—	563,622.13	(54,782.22)	—	17,459,500.63	27,551,395.99	24,783,253.45
Financial assets
Equity investments	—	—	—	—	—	—	—	2.00	2.00

	€108,113,063.41	€6,690,306.37	€—	€572,215.48	€(58,526.02)	€—	€114,172,628.28	€55,188,088.60	€48,468,979.25

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Consolidated statement of changes in fixed assets
for the fiscal year ended September 30, 2015

	Acquisition and production cost
	October 1, 2014	Addition	Reclassifications	Disposal	Exchange rate differences	Changes in the basis of consolidation	September 30, 2015
Intangible assets
1. Internally generated industrial rights and similar rights and assets	€—	€5,023,508.98	€—	€—	€—	€—	€5,023,508.98
2. Purchased franchises, industrial rights and similar rights and assets, and licenses in such rights and assets	59,981,889.96	1,050,205.76	—	533.17	(10,331.11)	(1,198,946.02)	59,822,285.42
3. Goodwill	53,308,296.94	—	—	—	3,435.88	(570,398.61)	52,741,334.21
	113,290,186.90	6,073,714.74	—	533.17	(6,895.23)	(1,769,344.63)	117,587,128.61
Property, plant and equipment
1. Land, land rights and buildings, including buildings on third-party land	17,075,596.81	198,645.00	—	2,192,291.25	(57,359.40)	(20,202.26)	15,004,388.90
2. Plant and machinery	10,661,334.41	2,941,570.22	1,141,771.45	546,779.84	(81,816.02)	(381,618.96)	13,734,461.26
3. Other equipment, furniture and fixtures	5,962,866.14	700,195.76	(690,167.99)	84,704.97	(6,205.65)	(76,065.42)	5,805,917.87
4. Prepayments and assets under construction	2,812,454.86	2,089,292.62	(451,603.46)	—	—	—	4,450,144.02
	36,512,252.22	5,929,703.60	—	2,823,776.06	(145,381.07)	(477,886.64)	38,994,912.05
Financial assets
Equity investments	—	2.00	—	—	—	—	2.00
	€149,802,439.12	€12,003,420.34	€—	€2,824,309.23	€(152,276.30)	€(2,247,231.27)	€156,582,042.66

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Consolidated statement of changes in fixed assets
for the fiscal year ended September 30, 2015 (continued)

	Amortization, depreciation and write-downs							Net book values
	October 1, 2014	Addition	Reclassifications	Disposal	Exchange rate differences	Changes in the basis of consolidation	September 30, 2015	September 30, 2015	September 30, 2014
Intangible assets
1. Internally generated industrial rights and similar rights and assets	€—	€349,296.89	€—	€—	€—	€—	€349,296.89	€4,674,212.09	€—
2. Purchased franchises, industrial rights and similar rights and assets, and licenses in such rights and assets	53,682,035.52	827,336.13	—	475.00	(10,387.93)	(1,198,479.54)	53,300,029.18	6,522,256.24	6,299,854.44
3. Goodwill	39,567,771.10	1,254,669.96	—	—	36.29	(570,398.61)	40,252,078.74	12,489,255.47	13,740,525.84
	93,249,806.62	2,431,302.98	—	475.00	(10,351.64)	(1,768,878.15)	93,901,404.81	23,685,723.80	20,040,380.28
Property, plant and equipment
1. Land, land rights and buildings, including buildings on third-party land	3,024,354.26	599,533.03	—	1,760,809.40	(29,172.98)	(20,202.26)	1,813,702.65	13,190,686.25	14,051,242.55
2. Plant and machinery	6,928,165.45	2,064,909.17	567,171.74	556,091.24	(70,617.70)	(381,618.96)	8,551,918.46	5,182,542.80	3,733,168.96
3. Other equipment, furniture and fixtures	3,672,129.15	894,658.99	(567,171.74)	77,142.08	(371.41)	(76,065.42)	3,846,037.49	1,959,880.38	2,290,736.99
4. Prepayments and assets under construction	—	—	—	—	—	—	—	4,450,144.02	2,812,454.86
	13,624,648.86	3,559,101.19	—	2,394,042.72	(100,162.09)	(477,886.64)	14,689,545.24	24,783,253.45	22,887,603.36
Financial assets
Equity investments	—	—	—	—	—	—	—	2.00	—
	€106,874,455.48	€5,990,404.17	€—	€2,394,517.72	€(110,513.73)	€(2,246,764.79)	€110,359,828.20	€48,468,979.25	€42,927,983.64

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Notes to the consolidated financial statements for the fiscal years ended
September 30, 2016 and 2015

1. General
WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany (“WHO”), was founded in December 2010. The fiscal year begins on October 1 of a given year and ends on September 30 of the following year.
In the fiscal year 2010/11, WHO prepared consolidated financial statements and a group management report pursuant to Secs. 290 et seq. HGB [“Handelsgesetzbuch”: German Commercial Code] for the first time as parent company. The Group was established as a result of the acquisition of the shares in WAM (Westfalia_Automotive GmbH formerly VISION 365. Vermögensverwaltungsgesellschaft), effective December 23, 2010.
The consolidated financial statements of WHO were prepared in accordance with the provisions of the German Commercial Code. The consolidated balance sheet and consolidated income statement are classified in accordance with the HGB and the GmbHG [“Gesetz betreffend die Gesellschaften mit beschränkter Haftung”: German Limited Liability Companies Act].
The consolidated income statement is classified using the nature of expense method.
2. Basis of consolidation
The consolidated financial statements are based on the financial statements of the consolidated companies prepared in accordance with uniform accounting and valuation methods. No accounting or valuation options were exercised that differed from the separate financial statements.
Acquisition accounting of the subsidiary WAM acquired in the fiscal year 2010/11 was performed in a different manner than prescribed by GAS 4 on account of the chain of mergers that took retroactive effect as of October 2, 2010. The difference resulting from the entire acquisition costs in WAM and the net assets being transferred was divided among the assets, liabilities and prepaid expenses/deferred income to be recognized taking into account deferred taxes. Hidden reserves were identified in the intangible assets, property, plant and equipment and inventories. Goodwill is recognized at the amount of the difference between the entire acquisition cost and the fair values of the individual assets that were transferred less the fair values of the individual liabilities that were transferred.
During the revaluation of the equity investment in WAM, hidden reserves totaling €57,261 thousand were identified in the fiscal year 2010/11 for intangible assets (excluding goodwill), property, plant and equipment and inventories.
For patents, the hidden reserves were calculated using estimates of the number of units still to be sold until expiration of the patents with recoverable royalties. The value of the hidden reserves of these patents of €2,608 thousand results from the present value of these royalties. The amortization period ranges from 5 to 17 years. As of September 30, 2016, hidden reserves for patents of €1,490 thousand (prior year: €1,677 thousand) were disclosed.
The hidden reserves identified in the customer base amounted to €31,672 thousand and have since been written down in full (prior year: €0).
For the property, plant and equipment, additions for the years 2007 to 2010 that had not yet been written down in full were tested to determine whether the potential useful life is longer than the customary useful life previously assumed. Hidden reserves of €1,557 thousand resulted from comparing the actual book values with the imputed book values based on potentially longer useful lives. The depreciation period was set at five years. The net carrying amount amounted to €0 (prior year: €156 thousand) as of September 30, 2016.
The difference arising from offsetting the book value of the investment and capital of the consolidated companies is recognized as goodwill. This goodwill is amortized over a useful life of 15 years. The amortization of goodwill over a period of 15 years is largely based on the assessment of the stability and the estimated life expectancy of the industry and business relationships of the acquired companies. In the fiscal year 2013/14, goodwill was written down by €25 million as a result of adjusted earnings expectations.
All other subsidiaries were consolidated using the revaluation method (Sec. 301 (1) Sentence 2 HGB). This involves offsetting the acquisition cost of the shares held in the consolidated subsidiaries against the net asset value of the respective subsidiary derived from the fair value of their assets and liabilities at the time of acquisition.
In the course of acquisition accounting, deferred tax liabilities were recognized on the hidden reserves identified in the fiscal year 2010/11 without affecting income. The resulting temporary differences, which had no effect on profit or loss, were offset against the goodwill in accordance with GAS 18.
Intercompany revenue, income and expenses and all intercompany receivables and liabilities were eliminated.

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Notes to the consolidated financial statements for the fiscal years ended
September 30, 2016 and 2015 (continued)

Intercompany profits and losses from deliveries between affiliates are eliminated from inventories pursuant to Sec. 304 (1) HGB if they are material.
The financial statements of those group companies not based in the euro zone are converted into euro. The mean exchange rate as of the balance sheet date is used for assets and liabilities, while the annual average exchange rate is used for expenses and income. Equity items are calculated at the historical rate prevailing in their respective year of acquisition. The difference from translation using the closing rate is recognized as a separate item under equity as “Currency translation/exchange differences”. This item also contains the difference from the use of closing rates when translating the balance sheets and the use of annual average exchange rates when translating the income statements.
3. Basis of consolidation and shareholdings
In addition to the parent company, the following companies are included in the consolidated financial statements of WHO:

Name and location of registered office	Share in capital %
WESTFALIA Automotive GmbH, Rheda-Wiedenbrück	100
WESTFALIA American Hitch, Inc., Greenwood South Carolina, USA	100
Heinrichs Beteiligungsgesellschaft mbH, Rheda-Wiedenbrück	100
WESTFALIA-Automotive Beteiligungsgesellschaft mbH, Rheda-Wiedenbrück	100
WESTFALIA UK Ltd., Bristol, UK	100
WESTFALIA-Automotive S.r.L., Milan, Italy	100
WESTFALIA-Automotive Polska Sp. z o.o., Wroclaw, Poland	100
WESTFALIA-Automotive OOO, Moscow, Russia	100
WESTFALIA-Automotive SAS, Luneray, France *)	100
SIARR SAS, Luneray, France **)	100
WESTFALIA Nordic AB, Hallstahammar, Sweden *)	100
Monoflex Nordic AB, Hallstahammar, Sweden ***)	100
Westfalia-Automotive Denmark ApS, Fredericia/Denmark ****)	100
Portikus Grundstücksverwaltungsgesellschaft mbH & Co. Vermietungs KG, Rheda-Wiedenbrück*****)	100
__________________________
*) Equity investment held by WESTFALIA Beteiligungsgesellschaft mbH
**) Equity investment held by WESTFALIA-Automotive SAS
***) Equity investment held by WESTFALIA Nordic AB
****) Equity investment held by Monoflex Nordic AB
*****) Included in the consolidated financial statements pursuant to Sec. 290 (2) No. 4 HGB as the company is a special-purpose entity
In 2014 WHO decided to sell 80% of its investments in EV Towbars Automotive New Zealand Ltd. and EV Towbars Automotive Australia Pty Ltd. As a result assets were written-down by €1.8 million to fair value in 2014. In 2015 the sales transactions for both companies were closed and related assets, mainly fixed assets, and liabilities were disposed. The effect on WHO's result in 2015 was not material.
WHO now holds a 20% investment in both companies accounted for at costs since WESTFALIA Automotive does not have significant influence over these investments.
4. Accounting and valuation methods
Internally generated industrial rights and similar rights and assets are accounted for at production cost and amortized over seven years using the straight-line method.
Purchased intangible assets are stated at acquisition cost less amortization using the straight-line method. Amortization was recorded according to the estimated useful lives of the acquired rights.

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Notes to the consolidated financial statements for the fiscal years ended
September 30, 2016 and 2015 (continued)

Property, plant and equipment are valued at acquisition or production cost less depreciation. Depreciation is recorded using the straight-line method, while newly acquired items of property, plant and equipment are depreciated on a straight-line basis over their estimated useful lives.
Low-value assets with an individual acquisition cost of between €150 and €1,000 are recorded in a collective item and depreciated over five years using the straight-line method.
For raw materials, consumables and supplies, inventories are valued at the lower of (average) cost or market with the lower market values taking the lower of cost or market principle into account.
Finished goods and work in process are valued at production cost (material and production costs plus a proportion of material and labor overheads including any depreciation of the required property, plant and equipment) or at the lower of cost or market. Inventory risks that are based on reduced saleability due to slow-moving goods, high stock levels and similar circumstances are accounted for by valuation allowances. Finished goods and work in process and merchandise are valued at net realizable value according to the situation on the sales market.
Receivables and other assets are valued at acquisition cost; recognizable risks of default are provided for by means of specific bad debt allowances. A general bad debt allowance for receivables is recognized for the general credit risk.
Prepaid expenses relate to expenses that have already been prepaid as of the balance sheet date for later fiscal years.
Cash and cash equivalents are stated at nominal value.
Subscribed capital is stated at nominal value.
Provisions are recognized for all discernible risks, liabilities of uncertain timing or amount and potential losses from pending transactions. Provisions are measured at the settlement amount deemed necessary on the basis of prudent business judgment.
Pension provisions and similar obligations are measured in accordance with generally accepted actuarial principles using the projected unit credit method. Pursuant to Sec. 253 (2) HGB, the average market interest rate for instruments with residual terms of 15 years, as published by Deutsche Bundesbank, is used in the calculation. The assumed rate of interest accounts for 4.08% (prior year: 4.07%). Wage and salary increases as well as the pension trend were considered on the basis of the underlying commitments made and range between zero and two percent. This involved reference to the 2005 G mortality tables published by Prof. Dr. Klaus Heubeck.
The obligations resulting from the partial retirement law are formed in accordance with Statement RS HFA 3 of the German Institute of Public Auditors (IDW) "Reporting obligations from partial retirement in accordance with HGB". The top-up payments have the character of a settlement so that they are to be reported in full as a liability at the time of their emergence. A discount rate of 1.77% p.a. (2015: 2.35% p.a.) and salary increases of 2.00% p.a. (2015: 2.00% p.a.) were used as of September 30, 2016. In addition to obligations from existing partial retirement agreements, provisions are also fundamentally formed for the scope of obligations for potential persons entitled to partial retirement.
Liabilities are recorded at the settlement amount.
Deferred income relates to payments received before the balance sheet date which constitute income for a certain period after the balance sheet date.
Transactions denominated in foreign currency recorded in the financial statements of group companies are translated at the historical rate on the date they are first recorded. The items are valued as of the balance sheet date as follows:
Long-term receivables in foreign currency are valued at the lower of the selling rate on the date the receivable was first recorded or market on the basis of the spot rate on the reporting date (imparity principle). Short-term receivables in foreign currency (remaining term of one year or less) as well as cash and cash equivalents or other short-term assets in foreign currency are translated in accordance with Sec. 256a HGB using the mean spot rate as of the balance sheet date.
Long-term liabilities in foreign currency are valued at the lower of the selling rate on the date the receivable was first recorded or market on the basis of the spot rate on the reporting date (imparity principle). Short-term foreign currency liabilities (remaining term of one year or less) are translated using the mean spot rate as of the balance sheet date.
5. Notes to the balance sheet
Fixed assets
Changes in fixed assets are presented in detail in the statement of changes in fixed assets.

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Notes to the consolidated financial statements for the fiscal years ended
September 30, 2016 and 2015 (continued)

Goodwill
Goodwill of €53,308 thousand arose from acquisition accounting in fiscal year 2010/11. Amortization in the reporting year amounted to €1,254 thousand (prior year: €1,255 thousand). At the end of the fiscal year goodwill amounted to €11,229 thousand (prior year: €12,489 thousand).
Receivables and other assets
Of the total recorded for other assets, an amount of €3,179 thousand (prior year: €2,760 thousand) is due to the portion of factored receivables that has been retained as security. All other assets are due within one year.
Equity
The subscribed capital amounted to €349 thousand (prior year: €349 thousand) as of September 30, 2016. The development of group equity is shown in the consolidated statement of changes in equity prepared in accordance with GAS 7.
Provisions and liabilities
The provision for pensions and similar obligations amounted to €3,633 thousand (prior year: €3,444 thousand) as of the balance sheet date. The covering assets used to cover pension provisions in the prior year came to €78 thousand and were offset against provisions for pensions in the prior year. Expenses from the covering assets of €2 thousand in the prior year were offset against interest expenses of €133 thousand from discounting the long-term obligation.
The tax provisions relate to income tax liabilities from the prior year and the current year.
Other provisions were recognized for personnel-related liabilities of uncertain timing or amount of €7,506 thousand (prior year: €6,973 thousand), outstanding invoices of €1,083 thousand (prior year: €766 thousand), for bonus obligations of €2,290 thousand (prior year: €2,092 thousand), warranty risks of €2,537 thousand (prior year: €2,095 thousand), outstanding savings of €1,842 thousand (prior year: €906 thousand) and loss contracts of €593 thousand (prior year: €777 thousand).
Liabilities to banks relate mainly to loans extended by a syndicate of banks. These loans are fully secured by mortgages and collateral assignments.
Liabilities to shareholders consist of subordinated shareholder loans. The loans carried on the balance sheet date will be repaid as scheduled in 2020.
The remaining terms of the liabilities are as follows:

	Due in < one year	Due in one to five years	Due in > five years	Total
Liabilities to banks	€35,416,923.07	€3,255,773.22	€6,632,519.61	€45,305,215.90
(prior year)	(1,562,500.00)	(37,795,918.93)	(7,509,296.97)	(46,867,715.90)
Trade payables	15,374,792.59	—	—	15,374,792.59
(prior year)	(9,880,520.40)	—	—	(9,880,520.40)
Liabilities to shareholders	—	97,628,475.85	—	97,628,475.85
(prior year)	—	(95,947,533.22)	—	(95,947,533.22)
Other liabilities	5,097,001.89	3,183,464.81	—	8,280,466.70
(prior year)	(3,099,777.21)	—	—	(3,099,777.21)
Total	€55,888,717.55	€104,067,713.88	€6,632,519.61	€166,588,951.04
(prior year)	€(14,542,797.61)	€(133,743,452.15)	€(7,509,296.97)	€(155,795,546.73)
As of the balance sheet date, there were no liabilities from bills accepted and drawn, guarantees, bill guarantees, check guarantees and warranty agreements, as well as contingent liabilities relating to collateral provided for third-party liabilities.
In accordance with Sec. 274 and Sec. 306 HGB, deferred taxes were recognized from identifying hidden reserves in the course of acquisition accounting and recognition of internal development expenses as intangible assets. In addition, temporary differences arose between the carrying amounts in the commercial balance sheet and the tax base with regard to pension provisions, provisions for potential losses on pending transactions, provisions for phased retirement obligations and long-service bonuses primarily led to deferred tax assets. Consolidated entries affecting profit or loss in the consolidated financial statements mainly led to deferred

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Notes to the consolidated financial statements for the fiscal years ended
September 30, 2016 and 2015 (continued)

tax assets on temporary differences. After netting with deferred tax assets, deferred tax liabilities came to €2,399 thousand (prior year: €1,934 thousand).
The resulting tax burden and relief is measured using the company-specific tax rates at the time the respective differences reverse. They are not discounted. Deferred tax assets were calculated based on a statutory rate of 29.93% (prior year: 29.93%)
Off-balance-sheet transactions (Sec. 285 No. 3 HGB)
As of the balance sheet date, trade receivables of €21,355 thousand (prior year: €18,316 thousand) were sold within the framework of the new factoring agreements entered into in fiscal year 2011/12. After deducting an amount of €3,179 thousand (prior year: €2,760 thousand), which is retained as security, the net cash inflow from the arrangement came to €18,176 thousand (prior year: €15,556 thousand).
Factoring is employed to improve capital management and reduce borrowing costs. The risk of default attached to the receivables is transferred to the factor. Consequently, the Company is not exposed to a credit risk. The ongoing sales recorded over the course of the year ensure a sustained and stable improvement in liquidity.
Other financial obligations
The financial obligations arising from significant operating lease agreements were as follows on the balance sheet date:

	Due in < one year	Due in one to five years	Due in > five years	Total
	(euros in thousands)
Land and buildings	€167	€365	€78	€610
(prior year)	—	—	—	—
Machines	954	1,436	—	2,390
(prior year)	(1,322)	(2,344)	(16)	(3,682)
Fixtures	483	580	—	1,063
(prior year)	(249)	(357)	—	(606)
	€1,604	€2,381	€78	€4,063
(prior year)	€(1,571)	€(2,701)	€(16)	€(4,288)
6. Notes to the income statement
Revenue
Revenue is broken down as follows:

	Fiscal year ended September 30,
	2016		2015
	Revenue	% of Revenue	Revenue	% of Revenue
	(euros in thousands)
Geographical segments
Germany	€119,464	57.3%	€107,884	56.8%
Other EU countries	90,533	43.5%	83,822	44.1%
Rest of world	5,427	2.6%	3,943	2.1%
	215,424	103.4%	195,649	103.0%
Sales deductions	7,102	3.4%	5,735	3.0%
	€208,322	100.0%	€189,914	100.0%

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Notes to the consolidated financial statements for the fiscal years ended
September 30, 2016 and 2015 (continued)

	Fiscal year ended September 30,
	2016		2015
	Revenue	% of Revenue	Revenue	% of Revenue
	(euros in thousands)
Customer segments
Original Equipment Manufacturer (OEM)	€106,495	51.1%	€90,424	47.6%
Original Equipment Supplier (OES)	32,466	15.6%	37,473	19.7%
Independent Aftermarket (IAM)	65,378	31.4%	60,126	31.7%
Other	11,085	5.3%	7,626	4.0%
	215,424	103.4%	195,649	103.0%
Sales deductions	7,102	3.4%	5,735	3.0%
	€208,322	100.0%	€189,914	100.0%
Other operating income
Other operating income primarily comprises exchange rate gains of €124 thousand (prior year: €160 thousand) as well as income from the reversal of provisions of €1,117 thousand (prior year: €1,158 thousand).
Other operating expenses
Other operating expenses relate in particular to expenses for third-party services of €5,560 thousand (prior year: €5,086 thousand), freight amounting to €4,598 thousand (prior year: €4,132 thousand), rental and lease income of €3,047 thousand (prior year: €3,016 thousand), maintenance expenses of €3,901 thousand (prior year: €4,086 thousand) as well as insurance expenses, consulting fees and other expenses of €6,599 thousand (prior year: €6,492 thousand).
Extraordinary items
These primarily relate to extraordinary charges within the context of the closure of the production plant in Sweden of €966 thousand (prior year: €99 thousand) as well as expenses in connection with restructuring of €517 thousand (prior year: €1,772 thousand).
Amortization, depreciation and write-downs
Of the total expense for amortization, depreciation and write-downs of €6,690 thousand (prior year: €5,990 thousand) an amount of €1,921 thousand (prior year: €2,077 thousand) is attributable to the depreciation and amortization of hidden reserves identified during acquisition accounting.
Research and development
Expenses for research and development activities amounted to €9,505 thousand (prior year: €9,192 thousand) in the reporting period. In the fiscal year, development costs totaling €5,401 thousand (prior year: €5,024 thousand) were capitalized as internally generated intangible assets. The carrying value amounted to €9,453 thousand (prior year: €4,674 thousand) as of September 30, 2016.
Income and expenses from discounting long-term obligations
The expenses arising from discounting long-term obligations amounted to €147 thousand (prior year: €149 thousand).
Income and expenses from currency translation
The expenses arising from currency translation amounted to €24 thousand (prior year: €286 thousand). The income arising from currency translation amounted to €9 thousand in the reporting period (prior year: €9 thousand).
7. Other notes
The Group employed an annual average of 589 wage earners in the reporting year (prior year: 571), 305 salaried employees (prior year: 283) and 27 apprentices/trainees (prior year: 19).
There were no transactions between WHO and its consolidated subsidiaries with related parties that were not at arm’s length.

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Notes to the consolidated financial statements for the fiscal years ended
September 30, 2016 and 2015 (continued)

The total fee invoiced by the external auditor of the consolidated financial statements for the fiscal year amounts to €79 thousand for audit services (prior year: €79 thousand) and €2 thousand for other services (prior year: €2 thousand).
Interest paid in the reporting year amounted to €3,082 thousand (prior year: €3,066 thousand) and €12 thousand for income tax payments (prior year: €29 thousand).
In fiscal year 2015/16, the following individuals were members of management:

▪	Dr. Bernd Welzel, Bramsche, engineer (until December 31, 2016)

▪	Frank Klebedanz, Gladbeck, engineer

▪	Jürgen Lotter, Rösrath, industrial engineer

▪	Marcus Erger, Wiehl, engineer (since May 1, 2016)
Total remuneration of the management board in the prior fiscal year was €1,141 thousand.
The advisory board of WHO, which was dissolved in September 2016 due to the acquisition by Horizon Global, was composed of the following persons in the past fiscal year:

▪	Werner Schlecht (chairman), Vaihingen/Enz, engineer

▪	Volker Hichert (deputy chairman), Schäftlarn-Zell, graduate of business

▪	Elmar Meid, Munich, graduate of business

▪	Dr. Ludwig Hamm, Völklingen, engineer
Total remuneration of €114 thousand was paid to the members of the advisory board in the fiscal year (prior year: €139 thousand).

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Notes to the consolidated financial statements for the fiscal years ended
September 30, 2016 and 2015 (continued)

8. Reconciliation from German GAAP to U.S. GAAP
The consolidated statements of WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany (“WHO” or “Westfalia”) are prepared in accordance with applicable accounting standards in Germany (“German GAAP”) which differs in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The following table is a reconciliation of differences relating to the Profit and Loss account and Shareholders’ Equity reported according to German GAAP and U.S. GAAP.
Reconciliation of profit and loss statement (P&L) for the periods presented:

		Fiscal year ended September 30,
	Notes	2016	2015
		(euros in thousands)
(Loss)/Profit under German GAAP		€(512)	€(4,438)

U.S. GAAP reporting adjustments
Intangible assets - R&D Capitalization	(a)	(3,619)	(4,674)
Intangible assets - Up front fees	(b)	(877)	(664)
Lease capitalization	(c)	3	(130)
Goodwill impairment and amortization of intangible assets	(d)	1,740	5,625
Pensions	(e)	186	201
Special German phased retirement scheme*	(f)	198	17
Provisions	(g)	(267)	(393)
Liabilities to banks	(h)	(461)	(443)
Tooling	(i)	(549)	38
Deferred taxes	(j)	(3,370)	(3,563)

Results under U.S. GAAP		€(7,528)	€(8,424)
__________________________
* The special German phased retirement scheme is disclosed within Other Provisions in the German GAAP financial statements.

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Notes to the consolidated financial statements for the fiscal years ended
September 30, 2016 and 2015 (continued)

Reconciliation of balance sheet for the periods presented:

	Notes	September 30, 2016	September 30, 2015
		(euros in thousands)
Shareholders' deficit under German GAAP**		€(87,112)	€(86,035)

U.S. GAAP reporting adjustments
Intangible assets - R&D Capitalization	(a)	(8,293)	(4,674)
Intangible assets - Upfront fees	(b)	(1,541)	(664)
Lease capitalization	(c)	(120)	(123)
Goodwill impairment and amortization of intangible assets	(d)	14,575	12,835
Pensions	(e)	(1,655)	(743)
Special German phased retirement scheme	(f)	694	497
Provisions	(g)	565	832
Liabilities to banks	(h)	584	1,045
Tooling	(i)	(780)	(231)
Deferred taxes	(j)	(11,797)	(8,755)

Shareholders' deficit under U.S. GAAP		€(94,880)	€(86,016)
__________________________
* Shareholders' equity under German GAAP includes other reserves relating to foreign currency effects and minority interests, which are not reflected in profit/loss for the period but as a separate equity item.
** For the purposes of this reconciliation note an offsetting German GAAP entry to bring equity deficit to nil has not been posted.
Reconciliation of statement of comprehensive income for the periods presented:

	Notes	September 30, 2016	September 30, 2015
		(euros in thousands)
Statement of comprehensive income under German GAAP		€(279)	€(99)

U.S. GAAP reporting adjustments
Pensions	(e)	(1,098)	99
Deferred taxes	(j)	329	(30)

Statement of comprehensive income under U.S. GAAP		€(1,048)	€(30)
Notes to the reconciliation of net loss and stockholders' deficit in accordance with German GAAP and U.S. GAAP:

(a)	Intangible assets: R&D capitalization - Elimination of capitalized development costs
Under German GAAP the direct costs of self-produced fixed intangible assets relating to research activities can be capitalized on the balance sheet and amortized over the assets useful. Direct costs include direct material and production costs, overhead material and production costs and general administrative costs. Under U.S. GAAP, internally generated intangible assets relating to development activities are not capitalizable and are therefore reversed in full, including the amortization of prior years in the reconciling note.

(b)	Intangible assets: Upfront fee - Elimination of nomination fees to customers
Under German GAAP, Westfalia recognizes nomination fees as an intangible asset. Nomination fees are consideration given to the customer to entice them to enter into a new contract and/or to continue to purchase products. The expected benefits from engaging with the customer are expected to be equal to or greater than the nomination fee. The nomination fees do not provide Westfalia with the right to be the provider or require the customer to order a minimum amount of products. Under

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Notes to the consolidated financial statements for the fiscal years ended
September 30, 2016 and 2015 (continued)

U.S. GAAP such fees do not fulfill the criteria of an intangible asset and are therefore expensed as incurred and reversed in full, including the amortization of prior years in the reconciling note.

(c)	Leasing - Change in lease classification from operating to capital leases
Westfalia entered into several lease agreements for machinery and equipment which were classified as operating leases in accordance with German GAAP. After a reassessment of the lease contracts against U.S. GAAP criteria, the classification of some lease contracts has changed from operating to capital leases as the lease terms met the U.S. GAAP capital lease criteria. In particular, the lease terms are over 75% of the useful life and the present value of lease payments are over 90% of the fair value. The income effect of this change is the difference between operating lease expense and the capital lease amortization and interest expense on the leased asset and lease liability, now recorded on balance sheet. The net effect is presented in the reconciling note.

(d)	Purchase price allocation (PPA) and goodwill impairment
Westfalia’s German GAAP consolidated financial statements included goodwill resulting from the initial consolidation in FY11 on acquisition of subsidiary Westfalia Automotive (WAM). The initial goodwill amounted to €53,308 thousand. The purchase price allocation performed in FY11 considered the fair value of all assets acquired at that time, including prior acquisitions in 2006 and 2008. In accordance with German GAAP, the goodwill was being amortized over a useful life of 15 years and tested for impairment on an annual basis. An adjustment is required to remeasure the acquired intangible assets and resulting goodwill to reflect differences between German GAAP and U.S. GAAP for purchase price allocation principle. Net differences include the recognition and valuation of a customer relationships as a separable intangible asset, the reversal of the straight-line depreciation of goodwill (not allowed under U.S. GAAP) and a 2014 impairment. The net effect of these adjustments are presented in the reconciling note.
The following table provides an overview of the split of components included in the line item goodwill impairment and amortization of intangible assets in the balance sheet:

	Notes	September 30, 2016	September 30, 2015
		(euros in thousands)
Components of goodwill impairment and amortization of intangible assets
Recognition of intangible assets		€(7,368)	€(7,368)
Amortization of intangible assets		23,977	25,278
Recognition of goodwill		5,158	5,158
Reversal of goodwill amortization		16,725	13,684
Impairment of goodwill		(23,917)	(23,917)

Total for reconciling item	(d)	€14,575	€12,835
The following table provides an overview of the split of components included in the line item goodwill impairment and amortization of intangible assets in the profit and loss statement:

	Notes	September 30, 2016	September 30, 2015
		(euros in thousands)
Components of goodwill impairment and amortization of intangible assets
Amortization of intangible assets		€(1,301)	€2,585
Reversal of goodwill impairment		3,041	3,041

Total for reconciling item	(d)	€1,740	€5,626

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Notes to the consolidated financial statements for the fiscal years ended
September 30, 2016 and 2015 (continued)

(e)	Pensions - Valuation differences
An adjustment is required to the related reserves under German GAAP in order to comply with U.S. GAAP ASC 715-30. The adjustment is the result of a difference in interest rates used to calculate the plan obligation and the recognition of indirect obligations under U.S. GAAP that are not recognized under German GAAP. The adjustment has a P&L component of €186 thousand (prior year: €201 thousand) and AOCI effect of €1,098 (prior year: €99 thousand).

(f)	Part-time retirement - Recognition
Part time retirement arrangements (“Altersteilzeit” or “ATZ”) refer to an early retirement program in Germany designed to create an incentive for employees within a certain age group to transition from (full- or part-time) employment into retirement before their legal retirement age. During the entire Altersteilzeit period the employee receives a part-time salary. The Company has signed part-time early retirement agreements with two employees aged 57 and older and has identified 26 people that could potentially enter into such an arrangement. The majority of the reversal relates to the 26 people that have not signed a part-time arrangement yet. Under German GAAP the obligation was accrued for earlier than required under U.S. GAAP. Under U.S. GAAP the amount has been reversed as the ATZ service period has not yet begun.

(g)	Provisions - Recognition
Different recognition criteria for provisions between German GAAP and U.S. GAAP require earlier recognition of certain provisions under German GAAP compared to U.S. GAAP. In addition, the Company has reassessed provisions in accordance with U.S. GAAP and determined that certain provisions would require reversal as they do not meet the U.S. GAAP recognition criteria. The adjustment relates to three provisions: loss contracts, future repairs and maintenance, and accruals for internal costs.
Loss contracts (2016: €267 thousand, 2015: €335 thousand): anticipated losses from customer contracts. Under German GAAP, if a contract establishes both, rights and obligations between the contracting parties and events make such a contract onerous, the present value of the obligation should be recognized as a provision. Under U.S. GAAP, provisions for such anticipated losses of sales contracts are generally not allowed. A reversal of the provision is therefore recorded.
Future repairs and maintenance (2016: nil, 2015: €58 thousand): reversal of a provision for future repairs and maintenance on the Company’s building and machinery required by German GAAP but not permitted by U.S. GAAP as it relates to a future expense not yet committed.
Internal costs (2016: nil, 2015: €55 thousand): adjustment for certain internal costs that can be recognized as a provision under German GAAP whilst for U.S. GAAP the recognition criteria are not met and the provision reversed.

(h)	Liabilities to banks
U.S. GAAP requires loan origination costs (transaction costs) to be deferred and recognized in the income statement based on the effective interest rate method. Under German GAAP these costs are expensed as incurred. This difference in treatment results in an adjustment to the carrying amount of debt and the amount of interest expense recognized in the periods presented for U.S. GAAP financials.

(i)	Tooling
The adjustment represents the impact of different accounting for gains that resulted from reimbursements received under a customer owned tooling agreement. Under German GAAP, the Company immediately recognizes gains from tooling reimbursements in revenue upon sale, while under U.S. GAAP the resulting profit must be spread on a straight-line basis over the project lifetime.

(j)	Deferred taxes - Impact on U.S. GAAP adjustments
This adjustment reflects the impact on the Company’s provision for income taxes, which the U.S. GAAP adjustments described above have on the income statement and on shareholders’ equity. The adjustment was calculated using the Company’s statutory tax rate of 29.93%.
Reconciling items impacting the Statement of Cash Flow activity
Intangible assets: R&D capitalization
As noted above, there is an adjustment in the reconciling note for the reversal of capitalized R&D expenditure. Under German GAAP cash flows relating to these costs were classified as investing activities ‘Cash paid for investments in intangible assets’. Any reimbursements received for these R&D expenditures were classified in financing activities under German GAAP. However,

WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany
Notes to the consolidated financial statements for the fiscal years ended
September 30, 2016 and 2015 (continued)

for U.S. GAAP purposes cash flows relating to R&D expenditure and reimbursement will now be recognized as incurred and impact operating activities in the statement of cash flows.
Under German GAAP, interest paid was classified in financing activities in fiscal year 2015/16. For U.S. GAAP purposes, this would now be classified in operating activities.
No other adjustments in the reconciling note would affect the reconciliation of the statement of cash flows from German GAAP to U.S. GAAP.